Exhibit 1.1
Execution Version

UMH PROPERTIES, INC.

6.75% Series C Cumulative Redeemable Preferred Stock (par value $0.10 per share)
6.375% Series D Cumulative Redeemable Preferred Stock (par value $0.10 per share)

At Market Issuance Sales Agreement

October 21, 2019

B. Riley FBR, Inc.
299 Park Avenue
New York, NY 10171

Ladies and Gentlemen:

UMH Properties, Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with B. Riley FBR, Inc. (“B. Riley FBR”) as follows:

1.          Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through B. Riley FBR, acting as agent and/or principal, up to an aggregate liquidation preference of $100,000,000 of shares of the Company’s 6.75% Series C Cumulative Redeemable Preferred Stock, par value $0.10 per share (the “Series C Preferred Stock”), or 6.375% Series D Cumulative Redeemable Preferred Stock, par value $0.10 per share (the “Series D Preferred Stock” and, together with the Series C Preferred Stock, the “Preferred Stock”), as specified in the Prospectus (as defined below) (the “Placement Shares”) provided, however, that in no event shall the Company issue or sell through B. Riley FBR such number of Placement Shares that (a) exceeds an aggregate liquidation preference of $100,000,000 or (b) exceeds the number of authorized but unissued shares of Series C Preferred Stock or Series D Preferred Stock, as applicable, under the charter of the Company (the lesser of (a) or (b) , the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number and aggregate sales price of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that B. Riley FBR shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through B. Riley FBR will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), with the United States Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (File No. 333- 219118), including a base prospectus, relating to certain securities including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to B. Riley FBR, for use by B. Riley FBR, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed incorporated therein by reference, to the extent that the information set forth therein has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) under the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.          Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify B. Riley FBR by electronic mail (or other method mutually agreed to in writing by the parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from B. Riley FBR set forth on Schedule 3, as such Schedule 3 may be amended from time to time by each party, with respect to the individuals and/or electronic mail addresses identified for such party, by written notice to the other party.  The Placement Notice shall be effective immediately upon receipt by B. Riley FBR unless and until (i) B. Riley FBR declines to accept the terms contained therein for any reason, in its sole discretion, by written notice to the Company, (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company or B. Riley FBR suspends or terminates the Placement Notice under the provisions of Section 4 hereof, which suspension and termination rights may be exercised by the Company in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those of the earlier-dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 13 hereof. The amount of any discount, commission or other compensation to be paid by the Company to B. Riley FBR in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2 hereto.  It is expressly acknowledged and agreed that neither the Company nor B. Riley FBR will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to B. Riley FBR and B. Riley FBR does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 hereof and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.          Sale of Placement Shares by B. Riley FBR.  Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, B. Riley FBR will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. B. Riley FBR will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to B. Riley FBR pursuant to Section 2 hereof with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by B. Riley FBR (as set forth in Section 5(b) hereof) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, B. Riley FBR may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for Placement Shares, or to or through a market maker. Subject to the terms of a Placement Notice, B. Riley FBR may also sell Placement Shares by any other method permitted by law and the rules and regulations of the NYSE, including, but not limited to, negotiated transactions and block trades.  Notwithstanding anything to the contrary herein, B. Riley FBR shall not sell shares of Preferred Stock at a price higher than the Maximum Price. For the purposes hereof, “Maximum Price” means , as the case may be, (1) with respect to the Series C Preferred Stock, (a) through July 26, 2021, the product of (i) $25.00 per share plus any accrued and unpaid dividends to, but excluding, the date of sale, and (ii) the sum of (A) 1.0 and (B) (x) the number of complete years until the optional redemption date (July 26, 2022) times (y) 0.005; and (b) on July 27, 2021 and thereafter, $25.00 per share plus any accrued and unpaid dividends to, but excluding, the date of sale; and (2) with respect to the Series D Preferred Stock, (a) through January 22, 2022, the product of (i) $25.00 per share plus any accrued and unpaid dividends to, but excluding, the date of sale, and (ii) the sum of (A) 1.0 and (B) (x) the number of complete years until the optional redemption date (January 22, 2023) times (y) 0.005; and (b) on January 23, 2022 and thereafter, $25.00 per share plus any accrued and unpaid dividends to, but excluding, the date of sale. “Trading Day” means any day on which shares of Preferred Stock are purchased and sold on the NYSE.

4.          Suspension of Sales. The Company or B. Riley FBR may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3 hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3 hereto), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 7(m), 7(n), and 7(o) hereof with respect to the delivery of certificates, opinions, or comfort letters to B. Riley FBR, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5.          Sale and Delivery to B. Riley FBR; Settlement.

a.          Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon B. Riley FBR’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, B. Riley FBR, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that B. Riley FBR will be successful in selling Placement Shares, (ii) B. Riley FBR will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by B. Riley FBR to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE to sell such Placement Shares as required under this Agreement and (iii) B. Riley FBR shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by B. Riley FBR and the Company.

b.          Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). B. Riley FBR shall notify the Company of each sale of Placement Shares no later than opening of the Trading Day immediately following the Trading Day that B. Riley FBR sold Placement Shares as set forth in Section 3 hereof. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by B. Riley FBR, after deduction for (i) B. Riley FBR’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c.          Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting B. Riley FBR’s or its designee’s account (provided B. Riley FBR shall have given the Company written notice of such designee and such designee’s account information at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, B. Riley FBR will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of B. Riley FBR, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereof, it will (i) hold B. Riley FBR harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to B. Riley FBR (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d.          Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors or a duly authorized committee thereof, and notified to B. Riley FBR in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to B. Riley FBR in writing, or greater than the Maximum Price as defined in Section 3 hereof.

e.          Black-out Limitations.  Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct B. Riley FBR to offer or sell, any Placement Shares through B. Riley FBR as agent (and, by notice to B. Riley FBR given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Placement Shares prior to the commencement of the periods referenced below), and B. Riley FBR shall not be obligated to make any such offer or sale of Placement Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 5(e)(i) hereof, at any time during the period commencing on the 5th Business Day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

i.          If the Company wishes to offer or sell Placement Shares through B. Riley FBR as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to B. Riley FBR (with a copy to counsel to B. Riley FBR) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to B. Riley FBR, and, prior to its filing, obtain the written consent of B. Riley FBR to such filing (which consent shall not be unreasonably withheld), (ii) provide B. Riley FBR with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(m), Section 7(n) and Section 7(o) hereof, respectively, hereof, (iii) afford B. Riley FBR the opportunity to conduct a due diligence review prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 5(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 5(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(m), Section 7(n) and Section 7(o), respectively, hereof, and (B) this Section 5(e)(i) shall in no way affect or limit the operation of clause (i) of Section 5(e) hereof, which shall have independent application.

6.          Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with B. Riley FBR that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:

a.          Registration Statement and Prospectus. The transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S‑3 under the Securities Act. The Registration Statement was declared effective by the Commission on July 12, 2017. The Prospectus Supplement will name B. Riley FBR as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed, as applicable. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to B. Riley FBR and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which B. Riley FBR has consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of the NYSE. The Series C Preferred Stock and Series D Preferred Stock are currently quoted on the NYSE under the trading symbols “UMH PRC” and “UMH PRD,” respectively. The Company has not, in the 12 months preceding the date hereof, received notice from the NYSE to the effect that the Company is not in compliance with the listing or maintenance requirements of the NYSE. To the Company’s knowledge, it is in compliance with all such listing and maintenance requirements.

To the extent that the Registration Statement is not available for the sale of the Placement Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Series C Preferred Stock and Series D Preferred Stock necessary to complete such sales of the Placement Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

b.          No Misstatement or Omission. At each Applicable Time (defined below) and each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time and each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference into the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by B. Riley FBR specifically for use in the preparation thereof.  For purposes of this Agreement, the only information so furnished to the Company by B. Riley FBR in any Registration Statement, Prospectus or Issuer Free Writing Prospectus shall be B. Riley FBR’s name on the cover of the Prospectus (the “B. Riley FBR Information”).

c.          Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

d.          Conformity with EDGAR Filing. The Prospectus delivered to B. Riley FBR for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

e.          Due Incorporation; Subsidiaries.

i.          The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.  The Company has full corporate power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and is duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing or to have such power or authority could not, individually or in the aggregate, have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (as defined below) (a “Material Adverse Effect”).

ii.          Each subsidiary of the Company (collectively, the “Subsidiaries”) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction.  Each of the Subsidiaries has full power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and each of the Subsidiaries is duly licensed or qualified to do business in and in good standing as a foreign entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing or to have such power or authority could not, individually or in the aggregate, have a Material Adverse Effect.  All of the outstanding equity securities of the Subsidiaries owned directly or indirectly by the Company have been duly authorized and validly issued, and, to the extent the issuer of such securities is a corporation, are fully paid and nonassessable, and, in each case, are owned by the Company free and clear of all liens, encumbrances, claims, mortgages, pledges, security interests, trust or other encumbrance, preferential arrangement or defect of any kind whatsoever (any “Lien”).  Except for the equity securities of the Subsidiaries, the securities held in the Company’s investment portfolio or as disclosed in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any entity or have any equity interest in any firm, partnership, joint venture, association or other entity.  The Company does not, and, other than UMH of Indiana, Inc., United Mobile Homes of Ohio, Inc. and United Mobile Homes of Pennsylvania, Inc., did not, as of September 30, 2019, have any “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X).

f.          Authorization of Shares.  The authorized stock of the Company as of the date of this Agreement is as set forth in the Registration Statement and the Prospectus under the heading “Description of Series C Preferred Stock—General.”  The issued and outstanding shares of stock of the Company have been fully paid and are nonassessable and are not subject to any preemptive, first refusal, or similar right.  The Placement Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive, first refusal or similar right.  The Company has reserved for future issuance, and will keep available at all times, a sufficient number of shares of the Company’s common stock, $.10 par value per share (the “Common Stock”), to be issued upon conversion of the shares of Preferred Stock then outstanding and the shares of Common Stock when issued upon conversion and surrender of such shares of Preferred Stock in accordance with the Articles Supplementary (as defined below) will be validly issued, fully paid and nonassessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive, first refusal or similar right.  Except as set forth in the Registration Statement and the Prospectus or as may have been granted pursuant to existing equity incentive plans described in the Registration Statement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of stock of the Company or of any Subsidiaries or any such warrants, convertible securities or obligations.  The purchasers of the Placement Shares will, upon the issuance and delivery pursuant to the terms of this Agreement, have good and marketable title to the Placement Shares, free and clear of any Lien.  The articles supplementary setting forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Preferred Stock have been filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) became effective under the Maryland General Corporation Law (the “MGCL”) and comply with all applicable requirements under the MGCL. The articles of amendment increasing the total number of shares of authorized capital stock of the Company to 150,413,800 shares, including 123,663,800 shares (after giving effect to the Articles Supplementary described below) of Common Stock, (the “Articles of Amendment”) and the articles supplementary reflecting the reclassification of 4,000,000 shares of Common Stock as additional shares of Series C Preferred Stock and 3,700,000 shares of Common Stock as additional shares of Series D Preferred Stock (the “Articles Supplementary”) have been filed with the SDAT, have become effective under the MGCL and will comply with all applicable requirements under the MGCL on or prior to the date of this Agreement.

g.          Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts.  Each of the Company and the Subsidiaries has, (i) all governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Registration Statement and the Prospectus, (ii) complied with all laws, regulations and orders applicable to it or its business and (iii) performed all obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, except, in the case of clauses (i), (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.   Each of the Company and the Subsidiaries has not received any notice of proceedings relating to the revocation or modification of such governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Registration Statement and the Prospectus which, individually or in the aggregate, if the subject of an enforceable decision, ruling or finding, would result in a Material Adverse Effect.  Each of the Company and the Subsidiaries is not now in violation of any provision of its charter or Bylaws, or similar organizational documents.

h.          No Consent of Governmental Body Needed.  No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body (each, a “Consent”) is required in connection with the authorization, issuance, transfer, sale or delivery of the Placement Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except  as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by B. Riley FBR of the Placement Shares to be sold by the Company.  Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to the Company or any such Subsidiary, as applicable, could reasonably be expected to result in the revocation of, or imposition of a materially burdensome restriction on, any such Consent.

i.          Agreement Duly Authorized and No Breach of Obligations or Charter.  The Company has full corporate power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.  The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Placement Shares to be sold by the Company in the manner set forth in the Registration Statement and the Prospectus under “Use of Proceeds” do not and will not (i) violate the charter or Bylaws of the Company, (ii) result in the creation or imposition of any Lien upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.

j.          Financial Statements.

i.          The financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the entire period involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  No other financial statements or schedules (as such term is defined by the Rules and Regulations) of the Company are required to be included in the Registration Statement or the Prospectus.  All “non-GAAP financial measures” (as defined in Regulation G under the Rules and Regulations) included in the Registration Statement and the Prospectus comply in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Rules and Regulations.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Rules and Regulations applicable thereto.

ii.          PKF O’Connor Davies, LLP (the “Accountant”), who has reported on such financial statements and schedules included or incorporated by reference into the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and by Rule 3600T of the Public Accounting Oversight Board.  Except as described in the Registration Statement and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Accountant has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

k.          Controls and Procedures.

i.          Disclosure Controls and Procedures.  The Company has established and maintains effective disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act within the time periods specified in the Commission’s rules and forms and is made known to the Company’s management, including its principal executive officer and its principal financial officer, to allow timely decisions regarding disclosure.  The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act and has determined that such disclosure controls and procedures are effective in compliance with Rule 13a-15 under the Exchange Act.

ii.          Internal Control Over Financial Reporting and Internal Accounting Controls.  The Company maintains (i) effective internal control over financial reporting as defined in Rules 13a-15 and 15d-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

iii.          No Material Weakness in Internal Controls.  Except as disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recent fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

iv.          The Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls since the end of the Company’s most recent fiscal year; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

l.          Off Balance Sheet Transactions.  Except as described in the Registration Statement and the Prospectus, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

m.          Sarbanes-Oxley.  There is, has been and, after giving effect to the offering and sale of the Placement Shares, there will be no failure on the part of the Company or, to the knowledge of the Company, on the part of any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

n.          Exchange Act Registration.  The Preferred Stock is registered pursuant to Section 12(b) of the Exchange Act.

o.          No Material Adverse Changes.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, (i) there has not been and will not have been a material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of each of the Company and the Subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”) or a material adverse change in the capitalization of the Company (other than the issuance of shares of Common Stock upon the exercise of stock options and warrants described as outstanding in, the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus and the issuance of shares of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plan, or the repurchase of shares of Common Stock pursuant to any repurchase program described in the Registration Statement and the Prospectus), (ii) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its stock, other than regular quarterly dividends on the Company’s outstanding capital stock consistent with past practice.

p.          Descriptions of Legal Matters.  The statements set forth in the Registration Statement and Prospectus under the captions “Description of Series C Preferred Stock,” “Description of Series D Preferred Stock,” “Certain Federal Income Tax Considerations for U.S. Holders,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Material United States Federal Income Tax Consequences” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

q.          REIT Status.  Since its taxable year ended December 31, 1992, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation as set forth in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2019 and thereafter.  All statements regarding the Company’s qualification and taxation as a REIT under the Code and descriptions of the Company’s organization and current and proposed method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.  The Company has not taken any action, or failed to take any action, that could jeopardize its qualification as a REIT under the Code.

r.          Investment Company.  The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to the application of the net proceeds of the offering and sale of the Placement Shares as described in the Registration Statement and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of the 1940 Act.

s.          Litigation.  Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of the Subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body including FINRA, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect, or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.  Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any material authorization, approval, order, license, certificate, franchise or permit.  There are no pending investigations known to the Company involving the Company or any of the Subsidiaries by any governmental agency having jurisdiction over the Company or any of the Subsidiaries or their respective businesses or operations.

t.          Title to Property.  The Company and each of the Subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as being owned respectively by it, free and clear of all Liens, except as set forth in the Registration Statement and the Prospectus or are not material to the business of the Company or the Subsidiaries.  Each of the Company and the Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Registration Statement and the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company or the Subsidiaries, as applicable.

u.          Documents Described in Registration Statement.  There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

v.          Statistical and Market Data.  All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

w.          No Price Stabilization or Manipulation.  Other than permitted activity pursuant to Regulation M under the Exchange Act, none of the Company, any of the Subsidiaries or, any of their directors, officers or controlling persons, has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Securities Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

x.          No Registration Rights.  No holder of securities of the Company has rights to register any securities of the Company by reason of the filing of the Registration Statement or the issuance and sale of the Placement Shares, except for rights that have been duly waived by such holder.

y.          Labor Matters.  Neither the Company nor any of the Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened, nor is the Company aware of any existing or imminent material labor dispute by the employees of the Company or any of its Subsidiaries or any of the Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

z.          No Unlawful Payments.  Neither the Company nor any director or officer, and to the knowledge of the Company, any agent or employee of the Company, affiliate or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

aa.          Compliance with Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or to the knowledge of the Company, threatened.

bb.          No Conflicts with Sanctions Laws.  Neither the Company nor any director or officer, and to the knowledge of the Company, any agent or employee of the Company, affiliate or other person associated with or acting on behalf of the Company is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Preferred Stock hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

cc.          Taxes.  Each of the Company and its Subsidiaries has accurately prepared and timely filed all federal and material state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges.  No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the knowledge of the Company, threatened.  The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited financial statements, the Company and its Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority outstanding against the assets, properties or business of the Company or any Subsidiary, except for tax liens related to taxes that are not due and payable.

dd.          Insurance.  The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any Subsidiary has been denied any material insurance coverage which it has sought or for which it has applied.

ee.          Defined Benefit Plans.  Neither the Company nor any of the Subsidiaries maintains or contributes to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any material tax or penalty on prohibited transactions and that has not adequately been corrected.  Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty.  With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period.  Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

ff.          Intellectual Property.  Except as set forth in the Registration Statement and the Prospectus, each of the Company and the Subsidiaries owns, is licensed or otherwise has adequate rights to use all Company technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, trademarks, trade secrets, know how, copyrights and other works of authorship, computer programs and technical data and information (collectively, the “Intellectual Property”) used by the Company or any Subsidiary that are or could reasonably be expected to be material to its business as currently conducted or proposed to be conducted.  Neither the Company nor any of the Subsidiaries has received any threat of or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries are obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

gg.          Trademarks.  The Company and each of the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names that are used in the conduct of their respective businesses as described in the Registration Statement and the Prospectus.  Neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The use, in connection with the business and operations of the Company and each of the Subsidiaries of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person in any manner that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the Registration Statement and Prospectus, the Company and its Subsidiaries are not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

hh.          Protection of Intellectual Property.  Each of the Company and the Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material aspects, including, but not limited to complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate, and has no reason to believe that such Intellectual Property is not or, if not yet patented or registered, would not be, valid and enforceable against an unauthorized user.

ii.          Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus that have not been described in the Registration Statement or the Prospectus.  No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Registration Statement or the Prospectus and that is not so described in the Registration Statement or the Prospectus.  The Company has provided B. Riley FBR true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan outstanding as of the date of this Agreement and as of each Applicable Time made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary:  (i) extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

jj.          Environmental Matters.  Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

kk.          No Prohibition on the Subsidiaries from Paying Dividends or Making Other Distributions.  No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its stock, from repaying to the Company any loans or advances from the Company, except as described in or contemplated by the Registration Statement and the Prospectus.

ll.          Lending Relationships.  Except as disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor any of the Subsidiaries has any lending or similar relationship with B. Riley FBR or any bank of other lending institution affiliated with B. Riley FBR and (ii) the Company will not use any of the proceeds from the sale of the Placement Shares by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by B. Riley FBR or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 2720) or otherwise direct any such proceeds to B. Riley FBR or any of its “affiliates” or “associated persons” (as so defined).

mm.          FINRA Matters.  All of the information provided to the Representatives or to counsel for B. Riley FBR in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 or 2720 is true, complete and correct in all material respects.

nn.          Changes in Management.  Except as disclosed in the Registration Statement and the Prospectus, none of the persons who were executive officers or directors of the Company as of the date of the Prospectus has given oral or written notice to the Company or any of the Subsidiaries of his or her resignation (or otherwise indicated to the Company or any of the Subsidiaries an intention to resign within the next twelve months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

oo.          Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Preferred Stock to be sold by the Company through B. Riley FBR hereunder.

pp.          Tax Officer’s Certificate.  With respect to the legal opinion as to federal income tax matters provided to B. Riley FBR pursuant to Section 7(n) hereof, the Company’s representatives fully understand the provisions in the officer’s certificate supporting such opinion, and where representations in such officer’s certificate involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service or other relevant authority, the Company’s representatives are satisfied in their understanding of such terms and are capable of making such representations.

qq.          S-3 Eligibility.  (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the Securities Act, including compliance with General Instruction I.B.1 of Form S-3, as applicable. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

rr.          Certain Market Activities. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

ss.          Broker/Dealer Relationships. Neither the Company nor any Subsidiary or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

tt.          No Reliance. The Company has not relied upon B. Riley FBR or legal counsel for B. Riley FBR for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

uu.          Finder’s Fees. Neither the Company nor any Subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to B. Riley FBR pursuant to this Agreement.

vv.          Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

ww.          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

xx.          Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

yy.          Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

zz.          No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 25 below), did not, does not and will not, through the completion of the Placement or Placements for which such Issuer Free Writing Prospectus is issued, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the B. Riley FBR Information.

aaa.          Cybersecurity; Data Protection.  The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge, are free and clear of all material Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.   The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by an officer of the Company and delivered to B. Riley FBR or to counsel for B. Riley FBR pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to B. Riley FBR as to the matters set forth therein.

7.          Covenants of the Company.  The Company covenants and agrees with B. Riley FBR that:

a.          Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Shares is required to be delivered by B. Riley FBR under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify B. Riley FBR promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon B. Riley FBR’s request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by B. Riley FBR (provided, however, that the failure of B. Riley FBR to make such request shall not relieve the Company of any obligation or liability hereunder, or affect B. Riley FBR’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy B. Riley FBR shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares (other than an Incorporated Document) unless a copy thereof has been submitted to B. Riley FBR within a reasonable period of time before the filing and B. Riley FBR has not reasonably objected thereto (provided, however, that (A) the failure of B. Riley FBR to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect B. Riley FBR’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide B. Riley FBR any advance copy of such filing or to provide B. Riley FBR an opportunity to object to such filing if the filing does not name B. Riley FBR or does not relate to the transaction herein provided; and provided, further, that the only remedy B. Riley FBR shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to B. Riley FBR at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

b.          Notice of Commission Stop Orders. The Company will advise B. Riley FBR, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise B. Riley FBR promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c.          Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A or Rule 430B under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A or Rule 430B and to notify B. Riley FBR promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify B. Riley FBR to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.

d.          Articles of Amendment and Articles Supplementary. The Company shall have filed the Articles of Amendment and the Articles Supplementary with the SDAT.

e.          Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as B. Riley FBR reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation, in any jurisdiction if it is not otherwise so subject.

f.          Delivery of Registration Statement and Prospectus.  The Company will furnish to B. Riley FBR and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as B. Riley FBR may from time to time reasonably request and, at B. Riley FBR’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to B. Riley FBR to the extent such document is available on EDGAR.

g.          Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act.

h.          Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

i.          Notice of Other Sales. Without the prior written consent of B. Riley FBR, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Preferred Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Preferred Stock, warrants or any rights to purchase or acquire, Preferred Stock during the period beginning on the date on which any Placement Notice is delivered to B. Riley FBR hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Preferred Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Preferred Stock, warrants or any rights to purchase or acquire, Preferred Stock prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) Preferred Stock, options to purchase Preferred Stock or Preferred Stock issuable upon the exercise of options, pursuant to any stock option, or benefits plan, stock ownership plan or dividend reinvestment plan (but not Preferred Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) Preferred Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to B. Riley FBR, (iii) Preferred Stock, or securities convertible into or exercisable for Preferred Stock, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Preferred Stock hereby and (iv) Preferred Stock in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership).

j.          Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise B. Riley FBR promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any representation or covenant or opinion, certificate, letter or other document required to be provided to B. Riley FBR pursuant to this Agreement.

k.          Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by B. Riley FBR or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as B. Riley FBR may reasonably request.

l.          Required Filings Relating to Placement of Placement Shares. The Company will disclose in its Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and/or in a Current Report on Form 8-K, the number of Placement Shares sold through B. Riley FBR, the Net Proceeds to the Company and the compensation payable by the Company to B. Riley FBR with respect to the Placement Shares.

m.          Representation Dates; Certificate. Each time during the term of this Agreement that the Company (each date of filing of one or more of the documents referred to in the following clauses (i) through (iv) shall be a “Representation Date”):

(i)          amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)          files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended audited financial information or a material amendment to the previously filed Annual Report on Form 10-K);

(iii)          files its Quarterly Reports on Form 10-Q under the Exchange Act; or

(iv)          files a Current Report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

the Company shall furnish to B. Riley FBR (but in the case of clause (iv) above only if B. Riley FBR reasonably determines that the information contained in such Current Report on Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide B. Riley FBR with a certificate under this Section 7(m), then before B. Riley FBR sells any Placement Shares, the Company shall provide B. Riley FBR with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

n.          Legal Opinion. On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to B. Riley FBR (i) a written opinion and a negative assurance letter of Stroock & Stroock & Lavan LLP (“Company Counsel”), or other counsel reasonably satisfactory to B. Riley FBR, in the form attached hereto as Exhibit 7(n)(1) and Exhibit 7(n)(2), as to corporate and securities matters, (ii) a written opinion of Company Counsel in the form attached hereto as Exhibit 7(n)(3), as to tax matters, (iii) a written opinion of Venable LLP, Maryland counsel to the Company, in the form attached hereto as Exhibit 7(n)(4) and (iv) a written opinion of Craig Koster, general counsel of the Company, in the form attached hereto as Exhibit 7(n)(5), each in form and substance reasonably satisfactory to B. Riley FBR. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to B. Riley FBR the written opinions and negative assurance letter of Company Counsel in form and substance reasonably satisfactory to B. Riley FBR; provided that, in lieu of any such opinion or negative assurance for subsequent periodic filings under the Exchange Act, Company Counsel may furnish B. Riley FBR with a letter (a “Reliance Letter”) to the effect that B. Riley FBR may rely on the opinion or negative assurance letter previously delivered under this Section 7(n) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

o.          Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, other than pursuant to Section 7(m)(iii) hereof, the Company shall cause its independent accountants to furnish to B. Riley FBR letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(o). The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to B. Riley FBR, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

p.          Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Preferred Stock or (ii) sell, bid for, or purchase Preferred Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than B. Riley FBR.

q.          Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

r.          No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and B. Riley FBR in its capacity as agent hereunder pursuant to Section 23 hereof, neither B. Riley FBR nor the Company (including its agents and representatives, other than B. Riley FBR in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

s.          Sarbanes-Oxley Act. The Company will use its best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

t.          REIT Qualification.  The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future good faith determination by the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT under the Code.

8.          Representations and Covenants of B. Riley FBR. B. Riley FBR represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which B. Riley FBR is exempt from registration or such registration is not otherwise required. B. Riley FBR shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement.  B. Riley FBR shall comply with all applicable law and regulations, including, without limitation, Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through B. Riley FBR of the Placement Shares.

9.          Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as B. Riley FBR shall deem reasonably necessary, (ii) the printing and delivery to B. Riley FBR of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the Placement Shares to B. Riley FBR, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to B. Riley FBR, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of the transfer agent and registrar for the Preferred Stock, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (vii) the fees and expenses incurred in connection with the listing of the Placement Shares on the NYSE.

10.          Conditions to B. Riley FBR’s Obligations. The obligations of B. Riley FBR hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company of its obligations hereunder, to the completion by B. Riley FBR of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by B. Riley FBR in its sole discretion) of the following additional conditions:

a.          Registration Statement Effective. The Registration Statement shall remain effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

b.          No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post‑effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any material Incorporated Document, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.          No Misstatement or Material Omission. B. Riley FBR shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in B. Riley FBR’s reasonable opinion is material, or omits to state a fact that in B. Riley FBR’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d.          Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of B. Riley FBR (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

e.          Legal Opinion. B. Riley FBR shall have received the opinions and negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(n) hereof on or before the date on which such delivery of such opinions and negative assurance letter are required pursuant to Section 7(n) hereof.

f.          Comfort Letter. B. Riley FBR shall have received the Comfort Letter required to be delivered pursuant Section 7(o) hereof on or before the date on which such delivery of such letter is required pursuant to Section 7(o) hereof.

g.          Representation Certificate. B. Riley FBR shall have received the certificate required to be delivered pursuant to Section 7(m) hereof on or before the date on which delivery of such certificate is required pursuant to Section 7(m) hereof.

h.          Secretary’s Certificate. On or prior to the first Representation Date, B. Riley FBR shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to B. Riley FBR and its counsel.

i.          No Suspension. Trading in the Preferred Stock shall not have been suspended on the NYSE and the Preferred Stock shall not have been delisted from the NYSE.

j.          Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m) hereof, the Company shall have furnished to B. Riley FBR such appropriate further information, certificates and documents as B. Riley FBR may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

k.          Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

l.          Approval for Listing. The Placement Shares shall either have been approved for listing on the NYSE, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

m.          No Termination Event. There shall not have occurred any event that would permit B. Riley FBR to terminate this Agreement pursuant to Section 13(a) hereof.

11.          Indemnification and Contribution.

(a)          Company Indemnification. The Company agrees to indemnify and hold harmless B. Riley FBR, its partners, members, directors, officers, employees and agents and each person, if any, who controls B. Riley FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)          against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the B. Riley FBR Information.

(b)          Indemnification by B. Riley FBR. B. Riley FBR agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the B. Riley FBR Information.

(c)          Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or B. Riley FBR, the Company and B. Riley FBR will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than B. Riley FBR, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and B. Riley FBR may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and B. Riley FBR on the other hand. The relative benefits received by the Company on the one hand and B. Riley FBR on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by B. Riley FBR (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and B. Riley FBR, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or B. Riley FBR, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and B. Riley FBR agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), B. Riley FBR shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of B. Riley FBR, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12.          Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 hereof and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of B. Riley FBR, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13.          Termination.

a.          B. Riley FBR may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would have a Material Adverse Effect that, in the sole judgment of B. Riley FBR, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of B. Riley FBR, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Preferred Stock has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum prices for trading have been fixed on the NYSE, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 2 (with respect to any discount, commissions or other compensation payable by the Company to B. Riley FBR with respect to sales of Placement Shares prior to termination), Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

b.          The Company shall have the right, by giving five (5) days’ prior notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 2 (with respect to any discount, commissions or other compensation payable by the Company to B. Riley FBR with respect to sales of Placement Shares prior to termination), Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c.          B. Riley FBR shall have the right, by giving five (5) days’ prior notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 2 (with respect to any discount, commissions or other compensation payable by the Company to B. Riley FBR with respect to sales of Placement Shares prior to termination), Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d.          Unless earlier terminated pursuant to this Section 13 hereof, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through B. Riley FBR on the terms and subject to the conditions set forth herein except that the provisions of Section 2 (with respect to any discount, commissions or other compensation payable by the Company to B. Riley FBR with respect to sales of Placement Shares prior to termination), Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e.          This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 2 (with respect to any discount, commissions or other compensation payable by the Company to B. Riley FBR with respect to sales of Placement Shares prior to termination), Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to B. Riley FBR for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by B. Riley FBR under this Agreement.

f.          Any termination of this Agreement shall be effective on the date specified in such notice of termination that is timely given in accordance with Sections 13(b) or 13(c) hereof, as applicable; provided, however, that such termination shall not be effective until the close of business on the date of termination as set forth in such notice by B. Riley FBR or the Company that is timely given in accordance with Sections 13(b) or 13(c) hereof, as applicable, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14.          Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to B. Riley FBR, shall be delivered to:

B. Riley FBR, Inc.
299 Park Avenue
New York, NY 10171
Attention:	General Counsel
Telephone:	(212) 457-9947
Email:	atmdesk@brileyfbr.com

with a copy to:

Hunton Andrews Kurth LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia
Attention:	David C. Wright
Telephone:	(804) 788-8638
Email:	dwright@huntonak.com

and if to the Company, shall be delivered to:

UMH Properties, Inc.
Juniper Business Plaza, Suite 3-C
3499 Route 9 North
Freehold, New Jersey 07728
Attention:	Anna Chew, Chief Financial Officer and Craig Koster, General Counsel
Telephone:	(732) 577-9997
Email:	achew@umh.com and ckoster@umh.com

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention:          Jeffrey Lowenthal
Telephone:          (212) 806-5773
Email:          jlowenthal@stroock.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by email, on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

15.          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and B. Riley FBR and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor B. Riley FBR may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16.          Adjustments for Stock Splits. The parties acknowledge and agree that all share‑related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17.          Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and B. Riley FBR. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18.          GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND B. RILEY FBR EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.          CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.          Use of Information. B. Riley FBR may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or email of a .pdf attachment.

22.          Effect of Headings.  The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23.          Permitted Free Writing Prospectuses. Each of the Company and B. Riley FBR represents, warrants and agrees that it has not made and, unless it obtains the prior consent of the other, will not make, any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by B. Riley FBR or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

24.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a.          B. Riley FBR is acting solely as agent in connection with the sales of the Placement Shares hereunder and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and B. Riley FBR, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not B. Riley FBR has advised or is advising the Company on other matters, and B. Riley FBR has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b.          it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c.          B. Riley FBR has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d.          it is aware that B. Riley FBR and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and B. Riley FBR has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e.          it waives, to the fullest extent permitted by law, any claims it may have against B. Riley FBR for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that B. Riley FBR shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of B. Riley FBR’s obligations under this Agreement.

25.          Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference into the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by B. Riley FBR outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and B. Riley FBR, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and B. Riley FBR.

Very truly yours,

UMH PROPERTIES, INC.

By:	/s/ Anna T. Chew
Name: Anna T. Chew
Title: Vice President and Chief Financial Officer

ACCEPTED as of the date first-above written:

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

[Signature Page –Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	UMH Properties, Inc.

To:	B. Riley FBR, Inc.

Attention:	B. Riley FBR, Inc.

Subject:	At Market Issuance--Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement, dated October 21, 2019 (the “Agreement”), between UMH Properties, Inc., a Maryland corporation (the “Company”), and B. Riley FBR, Inc. (“B. Riley FBR”), the Company hereby requests that B. Riley FBR sell up to [____] of the Company’s 6.75% Series C Cumulative Redeemable Preferred Stock, par value $0.10 per share and 6.375% Series D Cumulative Redeemable Preferred Stock, par value $0.10 per share, at a minimum sales price of $[       ] per share, but not to exceed the Maximum Price, as defined in Section 3 of the Agreement, during the time period beginning [month, day, time] and ending [month, day, time].

Schedule 1-1

SCHEDULE 2

Compensation

Upon each sale of Placement Shares pursuant to this Agreement, B. Riley FBR shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of Placement Shares.

Schedule 2-1

SCHEDULE 3

Notice Parties

The Company

B. Riley FBR

Schedule 2-1